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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                             DTE Energy Company
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                Michigan                                        38-3217752
---------------------------------------         --------------------------------
(State of incorporation or organization)                (IRS Employer
                                                        Identification No.)

2000 2nd Avenue
Detroit, Michigan
313-235-4000                                          48226-1279
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(Address of principal executive offices)           (Zip Code)

    If this form relates to the                 If this form relates to the
    registration of a class of                  registration of a class of
    securities pursuant to                      securities pursuant to
    Section 12(b) of the                        Section 12(g) of the
    Exchange Act and is                         Exchange Act and is
    effective pursuant to                       effective pursuant to
    General Instruction A.(c),                  General Instruction A.(d),
    please check the following                  please check the following
    box. [X]                                    box.  [ ]

Securities Act registration statement file number to which this form relates:
        ---------------------------------------------------
         (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                         Name of each exchange on which
    to be so registered                         each class is to be registered
    -------------------                         ------------------------------

Preferred Stock Purchase Rights                 New York Stock Exchange and
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                                                Chicago Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
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                                Title of class


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         On September 22, 1997, the Board of Directors of DTE Energy Company, a Michigan corporation (the "Company") declared a dividend distribution of one right (a "Right") for each share of Common Stock, without par value (the "Common Shares"), of the Company outstanding at the close of business on October 6, 1997 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of September 23, 1997 (the "Rights Agreement"), between the Company and The Detroit Edison Company, as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 4.1 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.

ITEM 2.          EXHIBITS.

                 Exhibit
                 Number           Exhibit
                 ------           -------

                  4.1 Rights Agreement (including a Form of Certificate of Designation of Series A Junior Participating Preferred
                                  Stock as Exhibit A thereto, a Form of Right
                                  Certificate as Exhibit B thereto and a
                                  Summary of Rights to Purchase Preferred
                                  Stock as Exhibit C thereto)

                  99.1            Form of letter to shareholders, dated
                                  October 6, 1997

                  99.2            Press release, dated September 23, 1997





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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        DTE ENERGY COMPANY



                                        By: /s/ Elaine M. Godfrey
                                           ------------------------------------
                                           Name: Elaine M. Godfrey
                                                -------------------------------
                                           Title: Assistant Corporate Secretary
                                                 ------------------------------

Dated:  September 23, 1997





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                               INDEX TO EXHIBITS


                 Exhibit
                 Number           Exhibit
                 ------           -------


                   4.1 Rights Agreement (including a Form of Certificate of Designation of Series A Junior Participating Preferred Stock as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto)

                  99.1            Form of letter to shareholders, dated October
                                  6, 1997

                  99.2            Press release, dated September 23, 1997






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